Consent of Independent Registered Public Accounting Firm

Sunstock, Inc.

111 Vista Creek Circle

Sacramento, California 95835

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 15, 2015, relating to the financial statements of Sunstock, Inc. for the year ended December 31, 2014, which are contained in that Prospectus, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Hartley Moore Accountancy Corporation
Irvine, CA
May 20, 2015